SCHEDULE 14A
(Rule
14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12.
BOYD GAMING CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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2024

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

BOYD®

TC
CASINO
CASINO

2024 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2024

TO THE STOCKHOLDERS OF BOYD GAMING CORPORATION:

You are invited to attend our 2024 Annual Meeting of Stockholders, which will be held on May 9, 2024 at 1:00 p.m., Pacific Daylight Time. This year’s Annual Meeting will be conducted virtually via a live audio webcast. Our executive corporate offices, located at 6465 South Rainbow Boulevard in Las Vegas, Nevada, will serve as the statutory location from which the Annual Meeting will be hosted. However, you will only be able to attend the Annual Meeting, submit your questions and vote online during the meeting via electronic communication at http://www.virtualshareholdermeeting.com/BYD2024. By logging into this site, you will be deemed present at the Annual Meeting. Our stockholders will consider and vote on the following matters at the Annual Meeting:

1.	To elect eight members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	To hold an advisory vote on executive compensation.
4.	To consider and vote on a stockholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy.
5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement attached to and made part of this notice.

Our board of directors has fixed the close of business on March 12, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2023 Annual Report to stockholders. The Internet Availability Notice contains instructions on how to access those documents over the internet and on how to request a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report and a form of proxy card or voting instruction card, as applicable. All stockholders who have previously requested a paper copy of the proxy materials by mail will receive a paper copy rather than the Internet Availability Notice.

All stockholders are invited to attend the virtual Annual Meeting conducted via live audio webcast. However, whether or not you expect to attend the Annual Meeting online, we urge you to vote as promptly as possible by following the instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable, in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you mail your proxy card or vote by telephone or online, you may still decide to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors

Marianne Boyd Johnson

Executive Chairman

Las Vegas, Nevada

March 22, 2024

SUMMARY

Our Board of Directors (“Board”) is soliciting proxies for our 2024 Annual Meeting of Stockholders. This summary highlights information you will find in this proxy statement. We encourage you to review the entire proxy statement before you vote, as this is only a summary.

MEETING INFORMATION
• Date and Time:	May 9, 2024 at 1:00 p.m. PDT
• Location:	Virtual only, at http://www.virtualshareholdermeeting.com/BYD2024
• Record Date:	March 12, 2024
• Proxy Mailing Date:	On or about March 22, 2024

HOW TO VOTE

By internet: Visit the website listed on your proxy card	By phone: Call the telephone number on your proxy card.	By mail: Sign, date and return the proxy card if you elected to receive one	During the meeting: Vote during the annual meeting when the polls are open

AGENDA AND VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation

Proposal 1	Election of Directors	FOR

Proposal 2	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024	FOR

Proposal 3	Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR

Proposal 4	Approval, on an advisory basis, of a stockholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy	AGAINST

In this proxy statement:

•	“we,” “us”, the “Company” and “Boyd Gaming” mean Boyd Gaming Corporation, a Nevada corporation, unless otherwise indicated; and
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“Annual Meeting” means our 2024 Annual Meeting of Stockholders to be held on May 9, 2024 at 1:00 p.m. PDT, and any adjournment or postponement thereof. Stockholders may only attend the Annual Meeting virtually. Please visit http://www.virtualshareholdermeeting.com/BYD2024.

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Our Approach to

Business: Boyd Style

Founded in 1975, we are a leading geographically diversified operator of 28 gaming entertainment properties in ten states, and we successfully manage a tribal casino in northern California. We are also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading online sports betting operator. We are built on a philosophy we call “Boyd Style”, which means sharing our success with others, treating our stakeholders with respect and honesty, and working to make our home communities better places because we are a part of them. We believe our commitment to Corporate Social Responsibility (“CSR”) initiatives supports and enhances our ability to create long-term stockholder value.

OUR CSR PILLARS

ENVIRONMENT

◾	Conserving Energy and Water
◾	Reducing Carbon Emissions
◾	Diverting Waste from Landfill

PEOPLE

◾	Promoting Workforce Diversity & Inclusion
◾	Promoting Safety and Protecting Team Members
◾	Responsible Gaming

COMMUNITIES

◾	Corporate Philanthropy
◾	Workplace Giving
◾	Partnering with Diverse Suppliers

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ENVIRONMENT

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Conserving Energy and Water: Through our investments in “green” technology and continual changes throughout our operations, Boyd Gaming is committed to making consistent and meaningful reductions in our water and energy consumption. In 2023, we continued to make progress in these areas compared to our 2017 baseline levels.

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Reducing Carbon Emissions: In concert with our energy conservation measures, we support the fight against climate change through a focus on meaningful reductions in our carbon emissions. We anticipate that our continued energy savings will result in further reductions in our Scope I and Scope II emissions compared to our 2017 baseline.

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Diverting Waste from Landfill: As a company, we are committed to reducing the amount of waste we send to landfill through recycling and reuse measures. These efforts lessen our environmental impact on our communities while reducing carbon emissions associated with transporting waste to landfill. We achieved an overall waste diversion rate of 57.9% in 2023, and we continue to enhance our efforts to reach our goal of 60% by 2025.

OUR PEOPLE

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Promoting Workforce Diversity & Inclusion: We believe that our diverse workforce makes us a stronger company, allowing us to more effectively serve a range of customers from all backgrounds. We are committed to creating opportunities for all team members, as evidenced by our “majority minority” and majority female workforce.

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Promoting Safety and Protecting Team Members: Thanks to our comprehensive workplace safety programs and training, we continued to maintain our workplace injury rates that are well below the averages in our industry in 2023. Additionally, we have implemented robust programs to protect team members from wrongdoing, including universal anti-harassment training and a 24/7 anonymous “whistleblower” hotline.

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Responsible Gaming: We are committed to promoting responsible gaming throughout our nationwide operations and doing our part to assist those who experience harm from gambling. We make annual contributions to national and state problem gambling organizations, post prominent responsible gaming signage throughout our properties, and require all Boyd Gaming team members to participate in annual responsible gaming training.

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OUR COMMUNITIES

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Corporate Philanthropy: As part of our commitment to strengthen and serve our communities, we contributed nearly $51 million over the last three years to non-profit organizations serving the communities in which we operate. Our charitable giving focuses on our strategic priorities of Community & Culture, Education, and Health & Human Services.

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Workplace Giving: To facilitate charitable donations by our team members, we have implemented “Giving the Boyd Way,” an online charitable giving and volunteering platform. Since this program was introduced in 2020, Boyd Gaming team members have contributed nearly $2.7 million through Giving the Boyd Way to non-profit organizations across the country.

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Partnering with Diverse Suppliers: Our Company is focused on leveraging our supply chain to create purchasing opportunities for diverse businesses in our communities. Boyd Gaming seeks to identify opportunities to purchase from and partner with small and midsized businesses, minority-owned business enterprises and/or women-owned business enterprises, veteran-owned business enterprises, and businesses owned and operated by members of the LGBTQ community. In 2023, 12.4% of our Company’s biddable spend went to diverse businesses, marking our third consecutive year of improvement in this metric.

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EFFECTIVE

GOVERNANCE

With one of the most experienced leadership teams in the casino industry, we pride ourselves on offering our guests an outstanding entertainment experience, delivered with unwavering attention to customer service. We fulfill this mission while demonstrating the highest level of integrity, which starts in the boardroom and carries through to each of our properties. Through teamwork, respect, and a disciplined approach to executing on our goals, we strive to maximize stockholder value, to be a leader in our industry, and to provide meaningful opportunities for our employees and throughout our communities.

As part of its ongoing commitment to good corporate governance, the Board has adopted Corporate Governance Guidelines setting forth its corporate governance practices and has adopted written charters for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Board has also adopted our Code of Business Conduct and Ethics that includes policies for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, and Code of Business Conduct and Ethics referenced above are each available in the “Investors – Governance” section of our website at www.boydgaming.com.

Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not part of this proxy statement.

CORPORATE GOVERNANCE HIGHLIGHTS

We continually review our governance practices with a focus on promoting our commitment to delivering long-term stockholder value, strengthening the Board’s accountability, and maintaining a high level of public trust in Boyd Gaming.

  Unclassified Board and annual election of directors

  Presiding director

  All Committee members are independent

  Separation of Chairman and Chief Executive Officer roles

  All non-executive members are independent and receive full Board and management support in proposing agenda items

  Board and Committees conduct annual self-evaluations

  Director resignation policy in uncontested elections

  All Audit Committee members are “audit committee financial experts”

  Stock ownership guidelines for directors and executive officers

  Limit on the number of public company boards on which our directors may serve

  No poison pill

  Anti-hedging policy

  Clawback policy to recapture executive incentive payments

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BOARD QUALIFICATIONS AND EXPERIENCE

The Corporate Governance and Nominating Committee annually performs an assessment of our Board’s composition with a view that diversity, inclusive of gender, race and experience, is a critical component of sound corporate governance. The following outlines a subset of the attributes of our independent directors identified during the assessment.

* Includes all independent and non-independent members running for re-election.

DIRECTOR NOMINEES

Marianne Boyd Johnson Executive Chairman Director Since: 1990 Age: 65 Other Public Company Boards: Western Alliance Bancorporation

EXPERIENCE:

Ms. Johnson has served as a Director of the Company since 1990 and as Vice Chair of the Board since 2001. She has been Executive Chairman of the Board since May 2023. Ms. Johnson also served as an Executive Vice President of the Company from 2008 to May 2023, which followed more than 10 years of service with the senior management team and 15 years of service in various operational positions within the Company.

Ms. Johnson has served on the board of directors of Western Alliance Bancorporation since 1995, where she also serves as a member of the compensation committee and governance committee. She is a director at large of the Nevada Health and Bioscience Corporation, a nonprofit corporation. Ms. Johnson is the daughter of William S. Boyd, our Chair Emeritus, and is the sister of William R. Boyd.

Ms. Johnson brings considerable public company experience in two highly regulated industries—gaming and banking. She also has experience in developing and promoting diversity and inclusion programs.

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Keith E. Smith President, Chief Executive Officer and Director Director Since: 2005 Age: 63 Other Public Company Boards: SkyWest, Inc.

EXPERIENCE:

As President and Chief Executive Officer of Boyd Gaming Corporation, Keith Smith leads one of the largest and most respected casino entertainment companies in the United States.

An industry veteran with more than 35 years of gaming experience, Mr. Smith first joined Boyd Gaming Corporation in 1990. He was promoted to Executive Vice President of Operations in 1998, Chief Operating Officer in 2001, and President in 2005. In January 2008, Mr. Smith was named Chief Executive Officer of Boyd Gaming. Mr. Smith has also been a member of the Company’s Board of Directors since April 2005.

Mr. Smith currently serves on the board of directors of regional airline operator SkyWest, Inc. where he serves as audit committee chair. He previously served as chairman of the Los Angeles branch of the Federal Reserve Bank of San Francisco, chairman of the American Gaming Association, chairman of the Nevada Resort Association, and vice chairman of the Las Vegas Convention and Visitors Authority.

Mr. Smith brings a meaningful depth of experience and perspective from over 35 years in the gaming industry, including with respect to strategic operations, management, and financial matters along with his service on industry, financial and other public company boards.

William R. Boyd Director and Vice President Director Since: 1992 Age: 64 Other Public Company Boards: None

EXPERIENCE:

Mr. Boyd has served as Vice President of the Company since December 1990 and as a Director since September 1992. He also serves as chair of the Company’s corporate compliance committee and is a member of the Company’s diversity council. Prior to his current position, Mr. Boyd held various administrative and operations positions within the Company since 1978. Mr. Boyd serves on the board of directors of the Better Business Bureau of Southern Nevada.

Mr. Boyd has served over 40 years in the gaming industry, and his contributions while serving as Chair of the Company’s compliance committee have provided valuable perspective to both management and the Board regarding compliance matters across the Company.

Peter M. Thomas Presiding Director Director Since: 2004 Age: 74 Other Public Company Boards: None

EXPERIENCE:

Mr. Thomas is the Managing Director of Thomas & Mack Co. LLC, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada and its predecessor, Valley Bank of Nevada, for nearly 13 years. Mr. Thomas was a member of the board of directors of City National Bank from 2003 to 2022, which prior to its acquisition in November 2015 was publicly held. Mr. Thomas was a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from January 2003 to December 2008. Mr. Thomas has also served as a board member of the following: Golden Nugget Inc.; Rio Hotel and Casino Inc.; Coast Casino (prior to its acquisition by Boyd Gaming); Nevada Commission on Economic Development; Nevada Committee on High Speed Train Development; Nevada Commission on Nuclear Projects; Chairman, Metropolitan Police Fiscal Affairs Committee; Chairman, Las Vegas Chamber of Commerce; Las Vegas Convention and Visitors Authority; Mayor’s Committee on Downtown Development; and Chairman, Nevada Bankers Association.

Mr. Thomas brings extensive experience in the banking and finance industry from his prior service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco and prior service on other public company boards along with significant perspective regarding commercial real estate matters that are key to the Company’s operations.

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Christine J. Spadafor Director Director Since: 2009 Age: 68 Other Public Company Boards: None

EXPERIENCE:

Ms. Spadafor is the Chief Executive Officer of SpadaforClay Group, Inc., a management consulting firm. She has deep experience in enterprise growth strategies, corporate transitions, corporate sustainability, M&A, regulatory compliance, and risk management. Ms. Spadafor also has experience as a corporate, university, private equity, venture capital, and non-profit board director and has served as advisor to Fortune 100 C-suite executives. Ms. Spadafor is a commentator on BBC World Service’s “Business Matters” global radio broadcast and podcast, a lecturer in the Visiting Executive Program at Tuck School of Business at Dartmouth and is a lecturer at Harvard Medical School and other graduate programs. She is a speaker/keynote at seminars, meetings and podcasts addressing agile leadership, gender equity, and board governance, including the US Chamber of Commerce, and is a contributor to Forbes, Fortune, Inc., and other business journals. The American Bar Association/Direct Women recognized her as one of the nation’s top 20 female attorneys with business expertise to serve on corporate boards.

Ms. Spadafor contributes broad business and management experiences to our Board and brings a sound foundation for understanding and applying strategic approaches to operational issues, both domestically and internationally. Her education and broad expertise in public health and human capital management, as well as in corporate social responsibility matters further enhances the Company’s approach to such issues, from both a strategic and an operational perspective.

John R. Bailey Director Director Since: 2015 Age: 63 Other Public Company Boards: None

EXPERIENCE:

Mr. Bailey is managing partner of Bailey Kennedy, a Las Vegas law firm which he founded in 2001. Mr. Bailey has more than 35 years of legal experience, with a particular focus on business practices, commercial corporate litigation, healthcare law and gaming law. Mr. Bailey has served in board positions with a wide range of regulatory and community organizations over the last 15 years, including as Chair of the Nevada State Athletic Commission, Chair of the Nevada State Bar Moral Character and Fitness Committee, Chair of the Governing Board of the Andre Agassi College Preparatory Academy, Member of the Southern Nevada District Court Review Commission, and a Director of the Council for a Better Nevada, the Las Vegas Global Economic Alliance, the Public Education Foundation, the Smith Center for the Performing Arts, and the Nevada Health & Bioscience Corporation. He previously served on the board of directors of SHFL Entertainment, Inc., at the time a publicly traded company.

Mr. Bailey introduces perspectives and best practices based on his more than 35 years in the practice of law, including his past service on regulatory boards and his prior service within the gaming industry on the board of directors of a publicly traded company.

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A. Randall Thoman Director Director Since: 2019 Age: 72 Other Public Company Boards: Southwest Gas Holdings, Inc.

EXPERIENCE:

Mr. Thoman is the principal of Thoman International, LLC, a business advisory and consulting firm, which he formed in 2009. Prior to his current responsibilities, Mr. Thoman held several positions at Deloitte & Touche LLP (“Deloitte”) during a more than 30-year career with the firm, including serving as a partner from 1991 until his retirement in 2009. For more than 15 years, Mr. Thoman served as the primary technical partner in Deloitte’s Las Vegas office, having responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based clients registered with the Securities and Exchange Commission (“SEC”). Currently, he is on the board of Southwest Gas Holdings and serves as the audit committee chairman. He previously served on the board of directors of SLS Las Vegas and SHFL entertainment, Inc.

Mr. Thoman has extensive experience and expertise in audit and financial accounting, including more than 30 years as a Certified Public Accountant in addition to his extensive experience regarding technical accounting matters and management. Mr. Thoman also provides perspective as a result of his service on other boards of directors of public companies and within the gaming industry.

Paul W. Whetsell Director Director Since: 2015 Age: 73 Other Public Company Boards: Hilton Grand Vacations, Inc.

EXPERIENCE:

Mr. Whetsell previously served as Vice Chairman of Loews Hotels Holding Corporation and as President and Chief Executive Officer from January 2012 until 2015. Mr. Whetsell has served as President and Chief Executive Officer of Capstar Hotel Company since 2006. Currently, Mr. Whetsell is on the board of Hilton Grand Vacations, Inc. and serves as the Chair of the compensation committee. Mr. Whetsell is on the board of Vistry Group in the United Kingdom and serves as chair of its remuneration committee. Mr. Whetsell served on the board of NVR, Inc., a publicly traded company, from 2007 until his retirement from that board in 2018. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council and previously served on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

Mr. Whetsell provides significant operational and strategic expertise from his more than 35 years of senior management responsibilities within the hospitality industry, his active involvement in lodging and hospitality associations and his service on other public company boards.

Our Board held a total of nine meetings during 2023. Each of our current directors attended at least 75% of the Board meetings and the committees of the Board on which the director served that were held during the applicable period of service. We encourage, but do not require, our directors to attend our annual stockholder meetings. Each of our directors attended the 2023 annual meeting of stockholders.

Identifying and Evaluating Director Nominees

Our Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate director nominees. Candidates may come to the attention of the Corporate Governance and Nominating Committee via our current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year.

The Corporate Governance and Nominating Committee considers diversity as one of many factors in the identification and evaluation of potential director nominees. The overriding principle guiding our director nomination process is a desire to ensure that our Board serves the interests of our stockholders. We believe that

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having diverse skills, experiences and perspectives represented on the Board maximizes stakeholder value. The Committee may consider the following elements, among others, when evaluating director nominees:

✓	Gender and ethnicity;

✓	Financial and accounting acumen;

✓	Personal and professional integrity;

✓	Business or management experience;

✓	Leadership and strategic planning experience; and

✓	Ability to understand and execute on Boyd Gaming’s business.

The Corporate Governance and Nominating Committee annually performs an assessment of our Board’s composition regarding age, skills and experience and the effectiveness of its efforts to consider diversity in its director nomination process. The Committee believes its director nomination process, including its policy of considering diversity in all forms, has created a Board with diverse backgrounds and experiences that collectively serves the interests of our stockholders well.

Stockholders may also recommend a director candidate for consideration by submitting a recommendation to the Corporate Governance and Nominating Committee Chair, c/o our Corporate Secretary, at 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, no later than 60 days prior to the date of the 2025 Annual Meeting of Stockholders. Such notice must include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. Stockholders may nominate director candidates for election by following the timing, eligibility, procedural and any other requirements set forth in our Amended and Restated Bylaws as described further in Stockholder Proposals—Other Matters.

Director Independence

Our Corporate Governance Guidelines require that our Board consist of a majority of independent directors consistent with the New York Stock Exchange (“NYSE”) listing standards. These standards require the Board to determine, among other things, that our independent directors have no material relationship with Boyd Gaming other than as a director. The Board considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee and also considers sales and purchases of products and services in the ordinary course of business between Boyd Gaming and other companies where a director or immediate family member may have a relationship.

Applying these standards, each of the following individuals is considered an “independent director”:

John R. Bailey
Christine J. Spadafor
A. Randall Thoman
Peter M. Thomas
Paul W. Whetsell

Board Leadership Structure and Role in Risk Oversight

Our Board is responsible for company-wide risk oversight, with our senior management bearing primary responsibility for managing these risks. The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our stockholders. The Board’s oversight functions are primarily coordinated through each of our Board committees. Each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee receives regular updates from management and works with management to assess potential risk exposures and understand the controls in place to mitigate potential impacts of such risks. In turn, our Board committees report to the full Board regularly regarding their respective areas of risk oversight responsibilities.

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Gaming and Regulatory Risk Management: We take our duty to be a responsible member of the gaming industry seriously. Our Corporate Compliance Committee oversees our Company’s gaming and regulatory compliance programs, which include gaming operations, government regulations, and financial crime prevention such as anti-money laundering (AML) compliance and procedures. To ensure proper visibility and transparency, the Corporate Compliance Committee is chaired by a member of our Board of Directors who provides regular reports of each meeting directly to the Corporate Governance and Nominating Committee.

Cybersecurity Risk Management: Led by a dedicated Information Security team, Boyd Gaming operates with the highest degree of integrity in designing, delivering and maintaining a comprehensive program that safeguards our systems, services and data from cybersecurity-related threats. We regularly assess the efficacy of our program through a multitude of externally led technical simulations and assessments, including annual tabletop exercises. The results of these efforts are shared with the Board of Directors. Supporting these efforts, Boyd Gaming team members are required to take regular information security training, ensuring our entire team is aware of the latest risks in cybersecurity and is prepared to do their part to keep our systems and information secure. Our Chief Information Security Officer (CISO) and Senior Vice President of Legal Operations and Compliance provide day-to-day oversight of our data privacy and cybersecurity programs. These positions work in coordination with other members of management, including the Company’s President and Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, and CISO, and report directly to the Chief Digital Officer and to the General Counsel, respectively. Our CISO provides the full Board quarterly updates on cybersecurity and data protection matters, our information and data security initiatives and practices and any developments in the threat environments that we face.

CSR and Risk Management: Our Board and management understand that operating on a foundation of corporate responsibility, community and stewardship are key to ensuring the Company’s long-term success. Our Corporate Governance and Nominating Committee is responsible for overseeing the Company’s strategies related to sustainability, diversity and stewardship (collectively, our “CSR Initiatives”), with clear communication to the other Board committees and the full Board on these topics. The Committee actively engages with management regarding the execution of our CSR Initiatives and the proper public disclosure of these topics.

Board Committees

Our Board has three standing committees as outlined below, each comprised of independent directors. The charters for each of these committees are available on our website at www.boydgaming.com.

Director*	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

John R. Bailey		●	●

Christine J. Spadafor	F		C

A. Randall Thoman	C, F

Peter M. Thomas	F	C	●

Paul W. Whetsell		●	●

Committee Meetings in 2023	13	4	5

*	C: Chair, F: Audit Committee Financial Expert as defined in applicable SEC rules.

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Audit Committee: Our Audit Committee is responsible for supervising our financial controls, appointing our independent registered public accounting firm, managing our financial statement and disclosure processes, meeting with our officers regarding our financial controls, acting on recommendations of our auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of our books and accounts.

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•

Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee’s responsibilities include assisting the Board in identifying qualified individuals to become Board members, recommending the composition and compensation of the Board and its committees, conducting annual reviews of each director’s independence and making recommendations to the Board based on its findings, recommending to the Board the director nominees for election at the annual meeting of stockholders, establishing and monitoring a process of assessing our Board’s effectiveness, and developing and recommending to the Board and implementing a set of corporate governance principals and procedures applicable to the Company. The Corporate Governance and Nominating Committee also oversees the Company’s CSR Initiatives.

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Compensation Committee: Our Compensation Committee oversees all compensation policies for employees, making recommendations to the Board regarding compensation matters, determining compensation for the Chief Executive Officer and providing oversight of our compensation philosophy as described under “Compensation Discussion and Analysis.” In addition, the Compensation Committee administers the Company’s stock plans and determines the terms and conditions of issuances thereunder.

The Compensation Committee has the authority to retain consultants to assist in evaluating various elements of our compensation programs and in making compensation determinations, including for our Chief Executive Officer. The Compensation Committee continued its engagement of Exequity, LLP (“Exequity”) throughout 2023 to provide compensation-related analyses and consulting services. Our CEO also provides recommendations to the Compensation Committee for each Named Executive Officer (other than himself) and for members of our management committee (“Management Committee”), which performs an active role in the leadership and strategy for the development, operations and growth of the Company. The Compensation Committee determined that Exequity is independent and has not created any conflict of interest.

Compensation Committee Interlocks and Insider Participation

During 2023, the members of our Compensation Committee consisted of Messrs. Thomas, Bailey, and Whetsell. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity that has one or more executive officers serving as a director of the Company or on the Company’s Compensation Committee.

Communicating with our Board

Our stockholders and other interested parties may communicate with our Board by writing to:

Boyd Gaming Corporation

6465 South Rainbow Boulevard

Las Vegas, Nevada 89118

Attn: Corporate Secretary

Communications will be reviewed by our Corporate Secretary and, if determined to be relevant to our operations and policies, they will be forwarded to our Board or our presiding director, as appropriate.

DIRECTOR COMPENSATION

Our non-employee director compensation program consists of cash retainers and an annual grant of time-based restricted stock units (RSUs). The annual cash retainer component is available to non-employee directors as follows.

Board Service	- Annual fee of $105,000

Presiding Director Service	- Annual fee of $30,000

Audit Committee Service	- Chair annual fee of $30,000 - Member annual fee of $15,000

Compensation Committee Service	- Chair annual fee of $25,000 - Member annual fee of $10,000

Corporate Governance and Nominating Committee Service	- Chair annual fee of $20,000 - Member annual fee of $10,000

All non-employee directors also receive a stock award equal to $200,000 on each annual meeting date.

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The following table sets forth the compensation earned for director services by each non-employee director during the fiscal year ended December 31, 2023.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Peter M. Thomas	185,000	200,027	385,027

Christine J. Spadafor	140,000	200,027	340,027

A. Randall Thoman	135,000	200,027	335,027

John R. Bailey	125,000	200,027	325,027

Paul W. Whetsell	125,000	200,027	325,027

(1)

Neither Messrs. William R. Boyd or Smith, nor Ms. Johnson, receive compensation for serving as a member of the Board, but Messrs. William R. Boyd and Smith are compensated for their service as executive officers, and Ms. Johnson is compensated for her service as Executive Chairman. For more information, see “Compensation Discussion and Analysis” and “Transactions with Related Persons.”

(2)

Includes amounts deferred under our Deferred Compensation Plan to the extent of such individual’s participation. The plan permits a participating director to defer up to 100% of his or her director fees that are paid in cash.

(3)

Reflects the grant date fair value of awards made pursuant to our Stock Incentive Plan, as determined in accordance with Accounting Standards Codification (“ASC”) 718. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2024. Beginning in 2021, stock awards granted to directors in recognition of their Board service fully vest on the grant date and are paid in shares of our common stock. All grants made to non-employee Board members prior to 2021 will vest on the Director’s retirement from our Board.

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COMPENSATION

DISCUSSION

AND ANALYSIS

Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2023 are:

◾	Keith Smith, President and Chief Executive Officer;
◾	Josh Hirsberg, Chief Financial Officer and Treasurer;
◾	Stephen Thompson, Chief Administrative Officer;
◾	Theodore Bogich, Chief Operating Officer;
◾	Uri Clinton, General Counsel and Corporate Secretary; and
◾	William S. Boyd, former Co-Executive Chair of the Board

Our Compensation Philosophy

We remain focused on generating sustainable value through continued revenue and EBITDAR growth while maintaining operating margins at competitive levels. We continue to do so by demonstrating operational excellence, focusing on our core customer, and maintaining a diversified portfolio.

We achieved these goals by delivering record revenue and EBITDAR performance, which was attributable to strong growth from our online and managed businesses along with continued strength in core customer play and non-gaming revenues. We also maintained a disciplined yet forward-looking approach to capital allocation as we continued our quarterly share repurchases and dividend program, while keeping our focus on maintaining a strong balance sheet and an eye toward strategic opportunities. We value our commitment to both creating and returning value to our shareholders, and we continue to focus on a balanced approach as we look toward future growth.

We also continued progress on our CSR and diversity initiatives, promoting waste reduction and diversion and continuing progress in diversity of our workforce, vendors, and service providers.

We seek to align the compensation packages of our NEOs with this long-term strategy. To achieve this, we tie a meaningful portion of compensation to achieving predetermined goals and reward individual contributions to our overall success. Our pay principles are structured to appropriately balance achievement of short- and long-term goals and promote our philosophy of being innovative yet disciplined. Mr. Smith’s 2023 compensation was allocated as follows:

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We seek to align executive interests with our stockholders and all stakeholders by setting performance incentives that provide a clear path to achieving long-term value. This philosophy carries into our executive pay design in the following ways:

◾	Total executive compensation is targeted at the 50th percentile of the Company’s peer group
◾	Annual cash incentives are performance-based
◾	Long-term compensation is approximately 50% performance-based and 100% equity-denominated
◾	Executives are subject to stock ownership guidelines
◾	None of our executives has an employment agreement

We believe our NEO compensation packages are competitive with other leading companies in the gaming and hospitality industries. Our compensation consultant, Exequity, assists us in conducting peer group analyses with a view toward establishing NEO total compensation that is competitive with our peers. The peer group considered for purposes of setting 2023 pay consisted of the following: Bally’s Corporation; Caesars Entertainment Corp.; Churchill Downs, Inc.; Golden Entertainment; Las Vegas Sands Corp.; MGM Resorts International; Penn National Gaming, Inc.; Red Rock Resorts, Inc.; Travel + Leisure Co.; Wynn Resorts, Ltd.; Hilton Grand Vacations, Inc.; Hyatt Hotels Corp.; Marriott Vacations Worldwide Corporation; Light & Wonder, Inc.; Six Flags Entertainment Corp.; and Vail Resorts, Inc.

Short-Term Performance Incentives

We believe our management team’s focus on executing on our strategy and commitment to growth, operational efficiencies, and balanced capital allocation has allowed Boyd Gaming to successfully achieve record Company financial results.

The Compensation Committee continued its philosophy of executing on a measured approach to 2023 compensation, approving a design for the short-term incentive program based on a twelve-month performance period that considered a mix of Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Rent (“Adjusted EBITDAR”)1 and achievement of CSR and Diversity initiatives.

[1]

Adjusted EBITDAR is a non-GAAP financial measure. For supplemental financial data and corresponding reconciliation of Adjusted EBITDAR to the most comparable GAAP measure, please see Note 14 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Metric	Weight	Threshold	Target**	Maximum

Adjusted EBITDAR*	90%	$1,092,800**	$1,366,000	$1,639,200**

CSR and Diversity***	10%	—	—	—

*	In thousands
**

Threshold performance (80% of target) would have resulted in a payout of 50% of an executive’s target, and maximum performance (120% of target) would have resulted in a payout of 200% of an executive’s target.

***

Level of achievement of the CSR and Diversity metric was based on performance relative to goals for diversity spend rate (12%), waste diversion rate (56%), and maintaining specified published CSR ratings.

Maximum payout under the short-term incentive plan is capped at 200% of target. Actual 2023 Adjusted EBITDAR equaled $1,394,791, which resulted in performance at 102.1% of target, and the Compensation Committee determined the Company’s performance with respect to CSR and Diversity initiatives to be at 102.1% of target. This resulted in a blended payout under the short-term incentive plan of 108.4%, which was paid entirely in 2024.

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Long-Term Incentives

We believe long-term compensation should serve both as an incentive for achieving longer term Company performance goals and as a retention tool for our executives. We also believe that stock price appreciation and ownership in the Company are valuable incentives that align executive and stakeholder interests. Our NEOs receive long-term incentive compensation in the form of RSUs, Performance Shares and Career Shares. Our annual long-term incentive grants to our NEOs are comprised 50% of RSUs and 50% of Performance Shares. Time-based RSU grants and performance share grants for the 2023 target period were as follows:

Executive	Target Performance Shares ($)	Target RSUs ($)

Keith Smith	3,220,638	3,220,638

Josh Hirsberg	1,073,524	1,073,524

Stephen Thompson	805,192	805,192

Theodore Bogich	805,192	805,192

Uri Clinton	590,487	590,487

William S. Boyd	751,500	751,500

Performance Shares: Performance Share grants comprise approximately 50% of an executive’s 2023 long-term compensation. In February 2023, the Compensation Committee granted target Performance Shares as follows:

Executive	2023 Annual Grant

Keith Smith	49,366

Josh Hirsberg	16,455

Stephen Thompson	12,342

Theodore Bogich	12,342

Uri Clinton	9,051

William S. Boyd	11,519

2021-2023 performance period results: Performance Share achievement with respect to the 2021-2023 performance period was measured by Adjusted EBITDAR, weighted at 75%, and return on invested capital (“ROIC”), weighted at 25%. Achievement was based on two separate twelve-month performance periods, with possible achievement ranging from 0% to a maximum of 200%. Company performance for the two twelve-month performance periods resulted in a blended payout at 194%.

RSUs: Time-based RSU grants comprise the remaining approximate 50% of an executive’s annual long-term compensation and vest over a three-year period. In February 2023, the Compensation Committee granted target RSUs as follows:

Executive	2023 Annual Grant

Keith Smith	49,366

Josh Hirsberg	16,455

Stephen Thompson	12,342

Theodore Bogich	12,342

Uri Clinton	9,051

William S. Boyd	11,519

Career Shares Program:

Our NEOs participate in our Career Shares Program, which provides for additional capital accumulation opportunities for retirement and is intended to reward long-service executives. The Career Shares Program provides for the grant of RSUs (“Career RSUs” or “Career Shares”) under our Stock Incentive Plan to senior management, including each of our Named Executive Officers. Each Career RSU entitles a holder to one share of restricted common stock, except that Career RSUs do not have voting rights and do not entitle the holder to

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receive dividends. To receive any payout under the Career Shares Program, grantees must be at least 55 years of age and must have been continually employed by us for a minimum of ten years. Retirement after ten years of service will entitle a grantee to 50% of his or her Career RSUs. The amount increases to 75% after 15 years and 100% following 20 years of employment. Each NEO received an annual grant of Career Shares equal to 15% of his base salary in 2023. As of December 31, 2023, Messrs. Smith, Thompson, and Boyd were 100% vested in each of their respective Career RSUs, Messrs. Hirsberg and Bogich were 75% vested, and Mr. Clinton was entirely unvested. The Career Shares may be converted to common stock only at separation of service from the Company and are subject to vesting as outlined in “Grants of Plan-Based Awards”.

Perquisites and Other Benefits

We provide our NEOs with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We provide certain of our NEOs with use of our corporate aircraft, as provided in the “Summary Compensation Table.” In addition, we provided country club memberships for Messrs. Boyd and Smith for a portion of 2023, which were used for both business and personal purposes. These memberships were discontinued in 2023. All unreimbursed costs related to these memberships for 2023 are reported as other compensation in the “Summary Compensation Table.”

Our senior management members, including our Named Executive Officers, are eligible to participate in our other benefit plans and programs on the same terms as other employees. These plans include our 401(k) plan and medical, vision and dental insurance. In addition, our senior management members and our non-employee directors are eligible to participate in our deferred compensation plan on the same terms as other eligible management-level employees. We also provide our NEOs with additional life insurance coverage than is generally made available to our other employees. See “—Summary Compensation Table”.

Risk Considerations in Our Compensation Programs

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable stockholder value. In 2023, we reviewed compensation policies that can raise or lower our compensation risk profile, whether individually or collectively. This review includes our compensation strategy, annual and long-term incentive plan designs, executive severance agreements, benefits and perquisites, governance practices, and other policies and practices.

We believe the process we followed in 2023 is complete and sufficient for determining whether the Company’s practices are reasonably likely to encourage excessive risk taking. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

Stock Ownership Guidelines

We believe having a meaningful ownership interest in the Company is an important tool to promote the long-term benefit of all Company stockholders. Our stock ownership guidelines require ownership by our NEOs based on a multiple of the participant’s base salary, as follows:

Multiple of Base Salary

Executive Chairman of the Board	5x

Chief Executive Officer	5x

Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer, and General Counsel	3x

Our non-employee director stock ownership guidelines require each independent Board member to hold Company stock at least equal to five times the annual cash retainer received by the Director.

Clawback Policy

Under our clawback policy, we will, under certain circumstances, recoup the value of cash, equity or equity-linked incentive compensation tied to performance metrics and paid to our NEOs. In the event of any required restatement of our financial statements, we will seek to recover from our Section 16 officers incentive-based compensation (as defined in the policy) to the extent such compensation is in excess of what would have been paid had it been based on the financial statements as restated.

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In addition, our equity award agreements provide that, in addition to being subject to the Company’s clawback policy, the awards may be subject to forfeiture or recoupment if the award recipient violates restrictive covenants or company policies or otherwise engages in activity that has caused, or could reasonably be expected to cause, significant economic or reputational harm to the Company.

We will administer our clawback policy consistently with the requirements of Exchange Act Rule 10D-1 and any related rules or regulations adopted by the Securities and Exchange Commission or the NYSE or other applicable laws.

Anti-Hedging Policy

Our NEOs are subject to Company policies that prohibit them from entering into hedging or monetization transactions involving the Company’s securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds or otherwise.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Peter M. Thomas, Chair

Paul W. Whetsell

John R. Bailey

Members, Compensation Committee

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2021, 2022, and 2023 by each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Keith Smith	2023	1,550,000	—	6,666,287	3,168,200	26,159	11,410,646

President and Chief Executive Officer	2022	1,500,000	—	6,430,512	2,400,000	39,209	10,369,721
	2021	1,450,000	—	8,940,265	4,307,776	42,741	14,740,782

Josh Hirsberg	2023	850,000	—	2,267,033	1,092,080	12,296	4,221,409

Chief Financial Officer and Treasurer	2022	800,000	—	2,138,274	800,000	25,804	3,764,078
	2021	700,000	—	2,693,396	1,299,760	25,479	4,718,635

Stephen Thompson	2023	730,000	—	1,715,411	852,640	5,408	3,303,459

Chief Administrative Officer	2022	700,000	—	1,562,248	630,000	5,033	2,897,281
	2021	625,000	—	1,979,611	1,044,450	4,733	3,653,794

Theodore Bogich	2023	730,000	—	1,715,411	852,640	5,408	3,303,459

Chief Operating Officer	2022	700,000	—	1,562,248	630,000	5,033	2,897,281
	2021	625,000	—	1,979,611	1,044,450	4,733	3,653,794

Uri Clinton	2023	600,000	—	1,263,484	700,800	5,408	2,569,692

General Counsel and Corporate Secretary

William S. Boyd	2023	961,912	—	1,662,742	518,300	52,767	3,195,721

Former Co-Executive Chair of the Board	2022	1,065,000	—	1,741,230	1,065,000	294,514	4,165,744
	2021	1,065,000	250,000	2,748,152	1,977,492	59,112	6,099,756

(1)	Includes amounts deferred to the extent of such individual’s participation in our 401(k) Profit Sharing Plan and Trust and our Deferred Compensation Plan.
(2)

Reflects the grant date fair value as determined in accordance with ASC 718. The value is based on the fair market value of our common stock on the grant date, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements under the caption “Stockholders’ Equity and Stock Incentive Plans” included in our Annual Reports on Form 10-K filed with the SEC.

(3)

Includes Career RSUs, time-based RSUs and Performance Shares awarded as part of the regularly scheduled annual grant. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to cliff vesting and satisfaction of certain performance metrics. Performance Share reported amounts assume performance metrics were achieved at target performance levels. If the maximum level of performance were achieved, each NEO would earn 200% of the target number of Performance Shares awarded. Based on the closing price of the Company’s common stock on the February 22, 2023 grant date ($65.24), the maximum value of Performance Shares awarded on February 22, 2023, to each NEO is as follows: Mr. Smith — $6,441,276; Mr. Hirsberg — $2,147,048; Mr. Thompson — $1,610,384; Mr. Bogich — $1,610,384; Mr. Clinton — $1,180,974 and Mr. Boyd — $1,502,999.

(4)	Reflects the short-term incentive payment approved by the Compensation Committee under the 2000 Executive Management Incentive Plan ("2000 MIP").

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(5)	Includes the following perquisites and personal benefits:

Name	401(k) Contributions	Life Insurance Premiums	Medical Reimbursements(A)	Use of Corporate Aircraft and Company Car(B)	Other Benefits(C)

Keith Smith	$4,950	$602	$6,288	$12,744	$1,575

Josh Hirsberg	4,950	602	6,744	—	—

Stephen Thompson	4,950	458	—	—	—

Theodore Bogich	4,950	458	—	—	—

Uri Clinton	4,950	458	—	—	—

William S. Boyd	4,950	602	38,130	6,929	2,156

(A)	Represents Company-sponsored health care plan reimbursements.
(B)	Represents the aggregate incremental cost to the Company for use of our corporate aircraft by Messrs. Boyd and Smith and, for Mr. Boyd, use of a Company car.
(C)	Represents country club membership for Messrs. Boyd and Smith. The memberships were terminated during 2023.

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Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made under our incentive plans to our NEOs during the fiscal year ended December 31, 2023.

Name	Award Type	Grant Date	Date of Compensation Committee Action(5)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards—Number of Shares or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Keith Smith	Short-term incentive(1)	—	—	1,240,000	2,480,000	4,960,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	4,137	—	—	225,011

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	49,366	—	—	3,220,638

	Performance Shares(4)	02/22/23	—	—	—	—	24,683	49,366	98,732	—	—	—	3,220,638

Josh Hirsberg	Short-term incentive(1)	—	—	425,000	850,000	1,700,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	2,206	—	—	119,984

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	16,455	—	—	1,073,524

	Performance Shares(4)	02/22/23	—	—	—	—	8,228	16,455	32,910	—	—	—	1,073,524

Stephen Thompson	Short-term incentive(1)	—	—	328,500	657,000	1,314,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	1,931	—	—	105,027

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	12,342	—	—	805,192

	Performance Shares(4)	02/22/23	—	—	—	—	6,171	12,342	24,684	—	—	—	805,192

Ted Bogich	Short-term incentive(1)	—	—	328,500	657,000	1,314,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	1,931	—	—	105,027

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	12,342	—	—	805,192

	Performance Shares(4)	02/22/23	—	—	—	—	6,171	12,342	24,684	—	—	—	805,192

Uri Clinton	Short-term incentive(1)	—	—	300,000	600,000	1,200,000	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	1,517	—	—	82,510

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	9,051	—	—	590,487

	Performance Shares(4)	02/22/23	—	—	—	—	4,526	9,051	18,102	—	—	—	590,487

William S. Boyd	Short-term incentive(1)	—	—	180,904	361,808	723,626	—	—	—	—	—	—	—

	Career RSUs(2)	01/19/23	12/07/06	—	—	—	—	—	—	2,937	—	—	159,743

	RSUs(3)	02/22/23	—	—	—	—	—	—	—	11,519	—	—	751,500

	Performance Shares(4)	02/22/23	—	—	—	—	5,760	11,519	23,038	—	—	—	751,500

(1)

Represents short-term cash bonus for fiscal year 2023 under the 2000 MIP. Actual award amount is measured by Adjusted EBITDAR performance and achievement of CSR and Diversity initiatives, as approved by the Board. “Threshold” represents achieving a performance level that is 80% of the target amount; “Target” represents achieving 100% of the target amount; and “Maximum” represents achieving 120% or more of the target amount. Actual payout for William S. Boyd was prorated for the number of days served as Co-Executive Chair of the Board in 2023.

(2)

Represents Career RSUs granted pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock at the time of retirement based on the grantee’s attained age and years of continuous service at the time of retirement. To receive any payout under the Career Shares Program, grantees must be at least 55 years of age and must have been continually employed by us for a minimum of ten years. Retirement after ten years of service will entitle a grantee to 50% of his or her Career RSUs. The amount increases to 75% after 15 years and 100% following 20 years of employment. In the event of a grantee’s death or permanent disability, or following a change in control of the Company, the grantee will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the grantee’s years of continuous service through the date of the qualifying event.

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(3)

Represents RSUs granted under our Stock Incentive Plan. RSUs are subject to vesting tied to continued service through the applicable vesting date (except as otherwise provided in the applicable award).

(4)

Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to satisfaction of certain performance metrics. The Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and our Stock Incentive Plan.

(5)

Career RSUs are based on the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day.

(6)

Represents the aggregate grant date fair value of the 2023 awards, determined in accordance with ASC 718. Amounts reported for Performance Shares assume that the performance metrics were achieved at the target performance level.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock options and unvested stock awards for each of our NEOs outstanding as of December 31, 2023.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)

Keith Smith	—	—	—	—	49,366	(2)	3,090,805	49,366	(5)	3,090,805

	—	—	—	—	45,410	(3)	2,843,120	45,410	(6)	2,843,120

	—	—	—	—	23,333	(4)	1,460,879

					47,668	(7)	2,984,493

Josh Hirsberg	—	—	—	—	16,455	(2)	1,030,248	16,455	(5)	1,030,248

	23,431	—	11.57	12/10/2024	14,861	(3)	930,447	14,861	(6)	930,447

	21,549	—	19.98	10/29/2025	6,666	(4)	417,358

	23,924	—	17.75	11/08/2026	17,920	(8)	1,121,971	—		—

					14,508	(7)	908,346

Stephen Thompson	—	—	—	—	12,342	(2)	772,733	12,342	(5)	772,733

	—	—	—	—	10,733	(3)	671,993	10,733	(6)	671,993

	—	—	—	—	5,000	(4)	313,050

					10,363	(7)	648,827

Theodore Bogich	—	—	—	—	12,342	(2)	772,733	12,342	(5)	772,733

	—	—	—	—	10,733	(3)	671,993	10,733	(6)	671,993

	—	—	—	—	5,000	(4)	313,050

					12,942	(8)	810,299	—		—

					10,363	(7)	648,827

Uri Clinton	—	—	—	—	9,051	(2)	566,683	9,051	(5)	566,683

	—	—	—	—	7,018	(3)	439,397	7,018	(6)	439,397

	—	—	—	—	8,201	(9)	513,465	—		—

	—	—	—	—	2,672	(8)	167,294	—		—

William S. Boyd	—	—	—	—	11,519	(2)	721,205	11,519	(5)	721,205

	—	—	—	—	11,559	(3)	723,709	11,559	(6)	723,709

	—	—	—	—	6,666	(4)	417,358

					14,508	(7)	908,346

(1)

Represents the value based on the closing price of our common stock on December 29, 2023 of $62.61, which was the last trading day in 2023, multiplied by the aggregate number of Career RSUs, RSUs or Performance Shares, as applicable.

(2)	Represents RSUs granted under our Stock Incentive Plan on February 22, 2023. The RSUs vest in full on the third anniversary of the grant date.

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(3)	Represents RSUs granted under our Stock Incentive Plan on February 18, 2022. The RSUs vest in full on the third anniversary of the grant date.
(4)	Represents RSUs granted under our Stock Incentive Plan on February 18, 2021. The RSUs vest in full on the third anniversary of the grant date.
(5)

Represents Performance Shares granted under our Stock Incentive Plan on February 22, 2023. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Amounts reported assume performance metrics were achieved at target.

(6)

Represents Performance Shares granted under our Stock Incentive Plan on February 18, 2022. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Amounts reported assume performance metrics were achieved at target.

(7)

Represents Performance Shares granted under our Stock Incentive Plan on July 14, 2021. Amount earned is based on performance through December 31, 2023. Shares remained unvested until settled on February 28, 2024.

(8)

Represents unvested Career RSUs. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid in shares of our common stock at the time of retirement based on the grantee’s attained age and years of continuous service at the time of retirement. As of December 31, 2023, Messrs. Hirsberg and Bogich were 75% vested in each of their respective Career RSUs, and Mr. Clinton was entirely unvested in his Career RSUs. See “Compensation Discussion and Analysis—Career Shares Program.”

(9)	Represents RSUs granted under our Stock Incentive Plan on March 9, 2021. The RSUs vest in full on the third anniversary of the grant date.

Option Exercises and Stock Vesting

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our NEOs during the fiscal year ended December 31, 2023.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Keith Smith	—	—	263,205	16,698,692

Josh Hirsberg	32,000	2,022,560	79,675	5,053,681

Stephen Thompson	—	—	57,147	3,625,416

Theodore Bogich	—	—	57,147	3,625,416

Uri Clinton	—	—	—	—

William S. Boyd	—	—	79,675	5,053,681

(1)	Represents Career RSUs, time-based RSUs and Performance Shares that vested during 2023.

Non-Qualified Deferred Compensation

Our Deferred Compensation Plan provides for the deferral of compensation on a basis that is not tax-qualified. Under the plan, our NEOs may defer up to 80% of their base salary and up to 100% of their incentive compensation. We did not make any discretionary matching contributions or discretionary additions to a participant’s account in 2023. The following table sets forth amounts deferred, including under our predecessor plan, for the year ended December 31, 2023:

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)

Keith E. Smith	—	162,584	992,311

Josh Hirsberg	—	129,920	627,247

Stephen S. Thompson	—	317,759	2,133,181

Theodore A. Bogich	—	31,736	1,340,111

Uri Clinton	—	—	—

William S. Boyd	—	—	—

23

Potential Payments upon Termination or Change in Control

Under the terms of our 2000 MIP, Change in Control Plan (“CIC Plan”) and our equity incentive plans, including the individual award agreements under our equity incentive plans, our Named Executive Officers may be entitled to payments, enhanced vesting and other benefits upon their termination of employment or a change in control of the Company. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC. We have not entered into any severance agreements with our currently serving NEOs.

The following table sets forth the estimated payments, enhanced vesting entitlements and other benefits that would be made to each of our NEOs upon voluntary termination, involuntary termination—not for cause, involuntary termination—for cause, a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table assumes:

•	The termination event occurred on December 29, 2023 (the last business day of our last completed fiscal year);

•	The price per share of our common stock on the date of termination is $62.61 per share (the closing market price of our common stock on December 29, 2023, the last trading day in 2023);

•	For purposes of the short-term/annual awards under the 2000 MIP, the NEO has earned and is paid his target bonus, as applicable, under the 2000 MIP;

•	All payments are made in a lump sum on the date of termination;

•

The vesting of all unvested stock options, RSUs, Performance Shares and Career RSUs held by the executives (treating as unvested those Performance Shares that vested and settled based on the Compensation Committee’s subsequent determination of 2023 performance) is immediately accelerated in full upon a change of control pursuant to discretionary authority of the plan administrator granted pursuant to the applicable plan (if not otherwise accelerated pursuant to the terms of the applicable award agreements, terms of the CIC Plan or pursuant to “long service” benefits);

•

The portion of in-the-money stock options and other equity awards that are subject to accelerated vesting in connection with the termination are immediately exercised and the shares received upon exercise (or upon settlement in the case of RSUs, Performance Shares and Career RSUs) are immediately resold at the assumed price per share of our common stock on the date of termination; and

•	Any vested Career RSUs held by the executives are immediately resold at the assumed price per share of our common stock on the date of termination.

24

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination ($)	Involuntary Termination				Death or Permanent Disability ($)
		Not For Cause ($)	For Cause ($)	Change in Control ($)

Keith E. Smith

CIC Plan	—	—	—	12,957,211		—

Short-term/Annual Bonus (2000 MIP)	2,480,000	2,480,000	2,480,000	2,480,000	(1)	2,480,000

Unvested and Accelerated Awards Under Equity Incentive Plans	29,051,290	29,051,290	12,738,067	29,051,290		29,051,290

Total	31,531,290	31,531,290	15,218,067	44,488,501		31,531,290

Josh Hirsberg

CIC Plan	—	—	—	3,472,826		—

Short-term/Annual Bonus (2000 MIP)	850,000	850,000	850,000	850,000	(1)	850,000

Unvested and Accelerated Awards Under Equity Incentive Plans	7,583,605	7,583,605	3,366,759	9,736,105		7,583,605

Total	8,433,605	8,433,605	4,216,759	14,058,931		8,433,605

Stephen S. Thompson

CIC Plan	—	—	—	2,869,290		—

Short-term/Annual Bonus (2000 MIP)	657,000	657,000	657,000	657,000	(1)	657,000

Unvested and Accelerated Awards Under Equity Incentive Plans	7,776,851	7,776,851	3,925,522	7,776,851		7,776,851

Total	8,433,851	8,433,851	4,582,522	11,303,141		8,433,851

Theodore A. Bogich

CIC Plan	—	—	—	2,869,290		—

Short-term/Annual Bonus (2000 MIP)	657,000	657,000	657,000	657,000	(1)	657,000

Unvested and Accelerated Awards Under Equity Incentive Plans	5,510,854	5,510,854	2,432,258	7,094,339		5,510,854

Total	6,167,854	6,167,854	3,089,258	10,620,629		6,167,854

Uri Clinton

CIC Plan	—	—	—	3,953,386		—

Short-term/Annual Bonus (2000 MIP)	—	—	—	540,000	(2)	540,000

Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	2,692,919

Total	—	—	—	7,186,305		540,000

William S. Boyd

CIC Plan	—	—	—	—		—

Short-term/Annual Bonus (2000 MIP)	—	—	—	—		—

Unvested and Accelerated Awards Under Equity Incentive Plans	15,659,137	15,659,137	11,443,605	15,659,137		15,659,137

Total	15,659,137	15,659,137	11,443,605	15,659,137		15,659,137

(1)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination with or without cause.
(2)

Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination without cause. In the event of the executive’s termination with cause following a change of control, the amount payable would be $0.

25

Chief Executive Officer Pay Ratio

In 2023, the annual total compensation of Mr. Smith, our President and Chief Executive Officer, was $11,410,646, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that the median employee in terms of total 2023 compensation of all Company employees (other than Mr. Smith) received an estimated $35,904 in annual total compensation for 2023. Therefore, the estimated ratio of 2023 total compensation of Mr. Smith to the median employee was 318 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

To identify our median employee and determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 31, 2023, which consisted of approximately 16,032 full-time and part-time employees.

•

With respect to employees other than Mr. Smith, we used a “base salary” for 2023, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate, plus any applicable cash tip income reported, for non-salaried employees, and Company matching contributions to the employees’ 401(k) accounts. We then identified the median employee whose compensation we believe best reflects the Company’s employees’ median 2023 compensation.

•

In accordance with SEC rules, we then determined the median employee’s 2023 total compensation using the approach required by the SEC when calculating our named executive officers’ compensation, as reported in the Summary Compensation Table. The median employee’s 2023 total compensation included all cash compensation and Company matching contributions to the employee’s 401(k) account.

The median salary increased from $35,286 in 2022 to $35,904 for 2023. We experienced an increase in the number of individuals we employed from 15,246 as of December 31, 2022 to 16,032 as of December 31, 2023, or an increase of 786 year over year.

26

Pay Versus Performance
The following information provides detail on the relationship between executive compensation actually paid and certain financial performance metrics. For additional information on how the Company aligns executive compensation with Company performance, see “
Compensation Discussion and Analysis
”.

Pay Versus Performance

					Value of $100 Initial Investment Based On:

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income (Loss) (in thousands) ($)	Adjusted EBITDAR (in thousands) ($)

2023	11,410,646	14,804,618	3,318,748	4,115,019	213.58	75.96	620,023	1,394,791

2022	10,369,721	7,120,582	3,431,198	2,454,683	184.16	58.28	639,377	1,390,509

2021	14,740,782	25,387,421	4,531,494	7,532,905	219.00	78.17	463,846	1,365,985

2020	2,973,606	8,720,802	1,331,123	2,975,201	143.35	89.66	(134,700)	609,894

(1)	Compensation actually paid to Mr. Smith for each of the fiscal years reported is calculated as follows:

	2023($)	2022($)	2021($)	2020($)

Total compensation reported in Summary Compensation Table	11,410,646	10,369,721	14,740,782	2,973,606

Less: Grant date fair value of equity awarded in current year(a)	6,666,287	6,430,512	8,940,265	213,746

Plus:

Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	6,181,611	4,952,415	10,841,081	—

Change in fair value of outstanding awards granted in prior fiscal years(b)	1,307,514	(2,628,668)	6,743,562	6,085,478

Vesting date fair value of equity awards granted and vested during the fiscal year	225,011	217,516	213,759	213,746

Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(c)	2,346,123	640,110	1,788,502	(338,282)

Earnings paid on unvested awards for dividends or other earnings	—	—	—	—

Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	—	—	—	—

Compensation actually paid(d)	14,804,618	7,120,582	25,387,421	8,720,802

(a)	Includes time-based restricted shares and performance-based restricted shares, which do not vest during the fiscal year awarded, and career shares, which vest 100% when granted.
(b)
Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive up to a maximum of two shares of common stock, subject to satisfaction of certain performance metrics. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.

(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(2)
Named Executive Officers included in the calculation for 2023 are Josh Hirsberg, Stephen Thompson, Theodore Bogich, Uri Clinton, and William S. Boyd, and for each of 2022, 2021 and 2020 are Messrs. Boyd, Hirsberg, Thompson, and Bogich.

27

(3)	Average compensation actually paid to non-CEO named executive officers (“NEOs”) reported on an average basis is calculated as follows:

	2023($)	2022($)	2021($)	2020($)

Total compensation reported in Summary Compensation Table	3,318,748	3,431,198	4,531,494	1,331,123

Less: Grant date fair value of equity awarded in current year (a)	1,724,816	1,751,000	2,350,193	110,058

Plus:

Fair value as of December 31 of awards granted during and outstanding at the end of the fiscal year	1,584,293	1,331,398	2,826,067	42,043

Change in fair value of outstanding awards granted in prior fiscal years (b)	362,981	(810,433)	2,023,149	1,676,692

Vesting date fair value of equity awards granted and vested during the fiscal year	86,706	94,075	94,086	91,872

Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year (c)	487,278	159,445	408,302	(56,471)

Earnings paid on unvested awards for dividends or other earnings	—	—	—	—

Less: Fair value as of December 31 of awards granted in prior fiscal years that did not meet vesting conditions	—	—	—	—

Compensation actually paid (d)	4,115,019	2,454,683	7,532,905	2,975,201

(a)
Includes time-based restricted shares and performance-based restricted shares, which do not vest during the fiscal year awarded, and career shares. As of December 31, 2023, Messrs. Thompson and Boyd were fully vested in each of their respective career shares, Messrs. Hirsberg and Bogich were 75% vested, and Mr. Clinton was entirely unvested in his career shares. See “
Compensation Discussion and Analysis—Career Shares Program
.”

(b)
Change in fair value from December 31 of the covered fiscal year compared to December 31 of the prior fiscal year. Each performance share included as part of the calculation represents a contingent right to receive up to a maximum of two shares of common stock, subject to satisfaction of certain performance metrics. Amounts reported assume the performance metrics will be achieved at the target performance level, which is the most probable outcome as of the end of the fiscal year, unless otherwise noted. Interim values based on assumption of the most probable outcome may not ultimately reflect actual payouts.

(c)	Change in fair value from vesting date compared to December 31 of the prior fiscal year.
(d)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)	Assumes $100 was invested on December 31, 2019.
(5)	Represents the cumulative total return of the Dow Jones U.S. Gambling Index and assumes $100 was invested on December 31, 2019.
Financial Performance Measures
We structure our pay principles to balance achievement of short- and long-term goals with a focus on Company performance, as described in “
Compensation Discussion and Analysis
”. We view the following financial performance measures as the most important financial performance measures in determining compensation actually paid to our CEO and other NEOs for the most recently completed fiscal year:

•	Adjusted EBITDAR;

•	Adjusted EBITDAR Growth; and

•	Net Revenue Growth.
Information Presented in the Pay versus Performance Table
Our pay principles are intended to promote Boyd Gaming’s philosophy of being innovative yet disciplined. We seek to align executive interests with all stakeholders by setting performance measures that provide a clear path to achieving long-term value. Because the Company generally places emphasis on long-term performance, compensation actually paid as disclosed in the table above may not specifically align with achievement of performance measures for a particular year.

28

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)
As described in “
Compensation Discussion and Analysis
”, equity awards comprise approximately 58% of our CEO’s compensation awarded during the fiscal year. These awards consist of performance-based restricted shares, time-based restricted shares, and career shares. Generally, time-based restricted shares and performance-based restricted shares do not vest during the year awarded. Subject to certain exceptions as noted above, the degree to which career shares may be distributed at retirement depends on the satisfaction of certain age and service criteria. The following graph demonstrates the relationship between compensation actually paid and cumulative TSR considering the Company’s emphasis on long-term equity awards.

29

Compensation Actually Paid and Net Income
The following table demonstrates the relationship between compensation actually paid and net income, which is not a performance metric used in our overall compensation program but is related to Adjusted EBITDAR, which is included in our compensation program. See “
—
Compensation Actually Paid and Adjusted EBITDAR
”.

Compensation Actually Paid and Adjusted EBITDAR
We believe Adjusted EBITDAR is the most important indicator of our financial performance, which is indicated by the relative significance it bears in achievement of short- and long-term incentives. See “
—
Compensation Discussion and Analysis
”. The graph below demonstrates the relationship between compensation actually paid and Adjusted EBITDAR.

30

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 12, 2024 by:

•	each of our directors or director nominees;

•	each of our NEOs;

•	all of our directors and executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of our common stock owned by that person. Percentage ownership is based on an aggregate of 95,730,836 shares of our common stock outstanding on March 12, 2024.

Name**	Number of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Class

Director
Marianne Boyd Johnson	14,900,435	(2)	15.6%
William R. Boyd	1,665,786	(3)	1.7%

Keith E. Smith	1,011,975		1.1%
Peter M. Thomas	143,850	(4)	*

Christine J. Spadafor	117,702	(5)	*
John R. Bailey	63,140	(6)	*

Paul W. Whetsell	58,640	(7)	*
A. Randall Thoman	13,621	(8)	*

Other Named Executive Officers
Josh Hirsberg	389,683	(9)	*

Stephen S. Thompson	39,596		*
Theodore A. Bogich	30,526		*

Uri Clinton	335		*
William S. Boyd	8,778,207	(10)

All directors and executive officers as a group (12 persons)	27,213,496		28.4%

5% or Greater Stockholders

William S. Boyd	8,778,207	(10)	9.2%
Marianne Boyd Johnson	14,900,435	(2)	15.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,159,557	(11)	8.5%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	7,434,379	(12)	7.8%

*	Indicates less than 1% of class.
**	Except as otherwise noted, the mailing address of all persons on the list set forth in the table below is 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118.
(1)

Includes shares underlying certain Career RSUs and certain RSUs held by our outside directors that were fully vested upon grant but excludes shares underlying RSUs, Performance Shares and Career RSUs that do not independently vest or become exercisable within 60 days of March 12, 2024.

31

(2)

Includes 39,663 shares held by the William Samuel Boyd Education Trust, of which Ms. Johnson is a trustee; 39,463 shares held by the Josef William Boyd Education Trust, of which Ms. Johnson is a trustee; 25,555 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; 90,964 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee; 3,297,040 shares held by the BG-00 Limited Partnership, of which MBGPT is the general partner; 1,100,000 shares held by BG-Sub, LLC, of which Ms. Johnson is the managing member; and 4,400,000 shares held by BYD-SST, of which Ms. Johnson is the manager. Includes 2,017,192 shares of our common stock held by MBGPT that are pledged or held in a margin account. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced education trusts, the Johnson Children’s Trust and the above referenced limited partnership and limited liability company, except to the extent of her pecuniary interests in a trust or other entity that owns such shares.

(3)

Includes 41,552 shares held by the Sean W. Johnson Education Trust, of which Mr. Boyd is trustee. Also includes 7,477 shares of our common stock issuable pursuant to options exercisable within 60 days of March 12, 2024. Mr. Boyd disclaims beneficial ownership of the shares held by the Sean W. Johnson Education Trust.

(4)	Includes 121,829 RSUs that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(5)	Includes 110,548 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(6)	Includes 42,119 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(7)	Includes 42,119 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(8)	Includes 6,450 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(9)	Includes 68,904 shares of our common stock issuable pursuant to options exercisable within 60 days of March 12, 2024.
(10)	Includes 893,410 shares that are pledged or held in a margin account.
(11)

Based solely on information contained in Schedule 13G, Amendment No. 9, filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). The Schedule 13G provides that (i) BlackRock is a parent holding company or control person, and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power with respect to 7,343,520 shares and sole dispositive power over 8,159,557 shares.

(12)

Based solely on information contained in Schedule 13G, Amendment No. 7, filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). The Schedule 13G provides that Vanguard has shared voting power over 33,769 shares, sole dispositive power over 7,331,153 shares, and aggregate amount beneficially owned of 7,434,379.

SECTION 16(A) REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file ownership reports on Forms 3, 4, and 5 with the SEC. Based solely on its review of the copies of such forms received by it, the Company believes that during 2023 all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were satisfied, except for the following: on May 18, 2023, each of Messrs. Thomas, Thoman, Whetsell and Bailey and Ms. Spadafor filed respective Forms 4 to report shares granted to such individual under the Company’s annual incentive plan. The late filings were due to an administrative error in processing at the Company, which has been remediated.

32

PROPOSALS REQUIRING

YOUR VOTE

PROPOSAL 1—ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at eight, as set by the Board pursuant to our bylaws. The Board recommends the following individuals for election as directors to serve until the next annual election of directors.

•	Marianne Boyd Johnson

•	Keith E. Smith

•	William R. Boyd

•	John Bailey

•	Christine J. Spadafor

•	A. Randall Thoman

•	Peter Thomas

•	Paul W. Whetsell

Vacancies on our Board and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual election of directors. Our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to our Board’s knowledge, each of the nominees intends to serve the entire term for which election is sought. However, should any nominee become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as our Board may determine.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

33

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte and Touche, LLP (“Deloitte”) has served as our independent registered public accounting firm since 1981 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2024.

If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will review its selection of auditors, and a change in its selection may or may not occur. Even if the appointment is ratified, the Audit Committee reserves the right to select a different independent registered public accounting firm at any time during the fiscal year without resubmitting the matter to stockholders for ratification.

A Deloitte representative is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining its independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte for the audits and other services provided to the Company for fiscal years 2023 and 2022.

	2023	2022

Audit Fees(1)	$4,061,000	$4,183,000

Audit-Related Fees(2)	1,009,000	626,000

Tax Fees(3)	248,000	254,000

All Other Fees	—	—

Total	$5,318,000	$5,063,000

(1)

Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and the audit of the effectiveness of our internal controls over financial reporting, including professional services relating to our corporate transactions and acquisitions.

(2)	Audit-related fees consist primarily of services provided in connection with our regulatory audits, consulting on technical accounting matters and certain other audit-related consultation services.
(3)

Tax fees consist primarily of tax consultation and planning fees and tax compliance services, including services provided in connection with certain federal and state tax matters, cost segregation services, transaction support and Internal Revenue Service examination support services.

Audit Committee Pre-Approval of Audit and Non-Audit Services: The Audit Committee has adopted a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chair. The Chair is required to report any decisions to the Audit Committee at the next scheduled Committee meeting. All services provided by Deloitte in fiscal year 2023 were approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS YOU

VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR 2024

34

Audit Committee Report

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2023.

We have discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and have discussed with Deloitte their independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

A. Randall Thoman, Chair

Christine J. Spadafor

Peter M. Thomas

Members, Audit Committee

35

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay” proposal). The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. At the Company’s 2023 Annual Meeting, the majority of our stockholders voted to advise us to include a say-on-pay proposal every year, and consistent with that preference expressed by our stockholders, the Board of Directors determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. Following the stockholders’ vote on Proposal 3 at the Annual Meeting, the next say-on-pay proposal will be held at the Company’s 2025 Annual Meeting, and an advisory vote on the frequency of say-on-pay proposals will be held no later than the Company’s 2029 Annual Meeting.

As described in “Compensation Discussion and Analysis,” our compensation programs for our Named Executive Officers are designed to promote the Company’s long-term strategy. Accordingly, the compensation of our Named Executive Officers is based in large part on our success and achievements as assessed by our Board.

The Compensation Committee believes the Company’s executive compensation programs have been effective at recognizing the achievement of sound financial performance and accomplishment of strategic, long-term transformative corporate events.

Our Board and Compensation Committee value the opinions of our stockholders, who supported our compensation programs for our Named Executive Officers at the 2023 Annual Meeting with approximately 94.85% of votes cast. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues, in addition to the conducting of periodic advisory votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this resolution is not binding on the Company, our Board or our Compensation Committee. However, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation. The Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions regarding our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4—REPORT ON SMOKEFREE POLICY

Trinity Health and Americans for Nonsmokers’ Rights Foundation (the “proponents”) have notified the Company that they intend to present the following proposal for consideration at the Annual Meeting. The proponents have presented the proposal and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us.

Although we do not support certain of the statements contained in the proposal and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of all proponents will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

Resolved: Shareholders request the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Boyd Gaming properties. The report, prepared at reasonable cost and omitting confidential and proprietary information, should be published within six months following the 2024 shareholders meeting.

Whereas:

The U.S. Surgeon General released a landmark report in 2006 stating that there is no safe level of exposure to secondhand smoke. Tobacco use and secondhand smoke exposure kills nearly 500,000 Americans every year.1 For the gaming industry, workers on casino floors are largely people of color and women; lack of access to smokefree air can deepen existing disparities in health outcomes.

The COVID-19 pandemic changed long-held business assumptions across many industries. For the gaming industry, customers became much more sensitive to indoor air quality and how such air affects their health.

While our Company may have efforts to address indoor air quality, the American Society of Heating, Refrigerating and Air-Conditioning Engineers states: “There is no currently available or reasonably anticipated ventilation or air cleaning system that can adequately control or significantly reduce the health risks of environmental tobacco smoke to an acceptable level.”2

As independent researchers C3 Gaming found in analyzing revenue performance in several competitive casino markets, smokefree casinos, for the first time, generated more revenue: “Data from multiple jurisdictions clearly indicates that banning smoking no longer causes a dramatic drop in gaming revenue. In fact, non-smoking properties appear to be performing better than their counterparts that continue to allow smoking.”3

There are potential business risks to allowing indoor smoking in Boyd Gaming properties, from higher employee health insurance premiums (when compared with casinos that don’t permit indoor smoking), greater maintenance costs, and deterring a significant number of potential visitors who won’t visit a casino due exposure to tobacco smoke (87% of the American public does not smoke).4

Shareholders have no guidance as to the costs our Company is bearing for continuing to allow indoor smoking, nor has the Company disclosed the social and environmental costs and risks imposed on its stakeholders.

Parx Casino’s Chief Marketing Officer told the Play Pennsylvania website in February 2023 that since the casino went smokefree, Parx has seen a positive effect on the health and morale of employees, and did not increase health insurance premiums: “Frankly, we are starting to see health costs go down…What’s been interesting to me, is a lot of our smoking guests have actually said things like, ‘I never realized how smoky and annoying it was. I really don’t mind walking 50 feet out to the smoking patio.”5

[1]	https://www.cdc.gov/tobacco/data_statistics/fact_sheets/health_effects/tobacco_related_mortality/index.htm
[2]	https://www.ashrae.org/file%20library/about/position%20documents/pd_environmental-tobacco-smoke-202--07-1.pdf
[3]	https://8b3e0552-f01a-40e0-b077-ea4813c4af0b.usrfiles.com/ugd/8b3e05_348baee6d05949ad9b4adae2b7a77105.pdf
[4]	https://www.cdc.gov/tobacco/data_satistics/fact_sheets/adult_data/cig_smoking/index.htm
[5]	https://www.playpennsylvania.com/g2e-panel-discussion-parx-casino-smoking/

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New customer preferences require an examination of the status quo in which smoking is allowed in gaming properties around the country. We believe our Company could enhance its ESG initiatives by conducting the report that our proposal requests. We urge Boyd Gaming shareholders to vote in favor of this proposal.

Board Recommendation

The Board of Directors recommends a vote AGAINST this proposal.

The proposal asks for a report on implementing a smoke-free policy, but we believe this proposal is the first step toward forcing our Company to unilaterally adopt such a policy, regardless of the actions of our competitors. We recommend that you vote against the proposal knowing that we are focused on the issues covered by the proposal as we are with all other ways we can best cater to our customers and maintain the service of our excellent employees that provide our best-in-class customer service.

Catering to Guest Preferences

The success of our business depends on building guest loyalty to our brand. An important part of building that loyalty is the delivery of excellent customer service by our employees. Given the importance of both employees and customers to our Company, we value our relationship with both, and we care deeply about their health. As noted below, the customer experience we historically have been accustomed to providing was negatively impacted by smoking bans in our Midwest and South markets, and we experienced negative customer churn as a result.

Effectively Balancing Multiple Interests

The experience we offer at our properties is always at the forefront of our decision-making, as that is how we attract and maintain our customer base and in turn enhance shareholder value. The smoking policy for each of our properties takes into consideration a wide range of business factors, including the tastes and preferences of customers in those locations, local practices and regulations, the policies of competitors that are near our properties, the effectiveness of airflow technology solutions, and considerations of other alternative approaches. Balancing such interests is a complex issue, and the policies that our management implements with respect to our properties have a direct impact on our customer base and, by extension, our financial performance. Adopting a property-wide smokefree policy would have significant competitive implications, as customers who wish to smoke while gaming could consider patronizing a competitor. We have previously experienced such negative impacts in markets subject to smoking bans. Given the overwhelming number of competitors that permit smoking, unilateral implementation of the shareholder proposal would put our Company at a significant competitive disadvantage, adversely impact our gaming revenues and consequently reduce shareholder value. We need to balance these considerations.

Continuously Working to Enhance Customer Experience

We have a robust governance structure with an active board of directors, experienced executive oversight and subject matter experts who analyze our ongoing management of properties and ultimately make decisions in a manner that is appropriate for the Company, our customers and you, our shareholders. We work on ways to maintain and enhance customer experience on a day-to-basis and consider the impacts of smoking at our properties along with a myriad of other considerations. You have entrusted us with making decisions that are in your best interests as the owners of our Company, which we are committed to doing. We believe our performance demonstrates that.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information regarding our equity compensation plans as of December 31, 2023.

	(a)	(b)	(c)

Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column(a))

Equity compensation plans approved by stockholders	2,326,364 (1)	$16.56 (2)	6,700,339 (3)

Equity compensation plans not approved by stockholders	—	—	—

Total	2,326,364	$16.56	6,700,339

(1)

Includes options to purchase shares outstanding under our 2012 Stock Incentive Plan. Also includes RSUs, Performance Shares and Career Shares outstanding under our 2020 Stock Incentive Plan, our 2012 Stock Incentive Plan and our 2002 Stock Incentive Plan.

(2)	Weighted Average Exercise Price does not include RSUs, Performance Shares or Career Shares outstanding under our Stock Incentive Plans, which are exercisable for zero consideration.
(3)

Consists of shares available for future issuance under our 2020 Stock Incentive Plan, which may also be issued as RSUs and Performance Shares under our 2000 MIP. Each Performance Share represents a contingent right to receive up to a maximum of two shares of our common stock.

TRANSACTIONS WITH RELATED PERSONS

We consider transactions involving the Company and a related person who may have a direct or indirect material interest. Our Audit Committee is responsible for reviewing and approving certain related person transactions.

Marianne Boyd Johnson and William R. Boyd are children of William S. Boyd, our Chairman Emeritus and former Co-Executive Chair of the Board. Samuel J. Johnson, III is the stepson of Marianne Boyd Johnson. Marianne Boyd Johnson received total compensation equal to $1,715,100 for fiscal year 2023, which included base salary, equity- and non-equity-based incentive compensation, time-based equity awards, career shares and other benefits. Ms. Boyd is receiving a base salary of $366,360 in fiscal year 2024 in addition to equity- and non-equity-based compensation. William R. Boyd received total compensation equal to $1,023,897 for fiscal year 2023, which included base salary, equity- and non-equity-based incentive compensation, time-based equity awards, career shares and other benefits. William R. Boyd is receiving a base salary of $335,000 in fiscal year 2024 in addition to equity- and non-equity-based compensation. Samuel J. Johnson, III, Vice President of Business Improvement, received a base salary and cash bonus equal to $258,649 for fiscal year 2023 and is receiving a base salary of $210,000 for 2024. Samuel J. Johnson, III is also eligible to earn cash bonuses in fiscal year 2024.

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QUESTIONS AND

ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the annual meeting is to consider and vote on the following proposals:

1.	To elect eight members to our Board to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	To hold an advisory vote on executive compensation.

4.	To consider and vote on a stockholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

The close of business on March 12, 2024 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 95,730,836 shares of our common stock outstanding. Those shares represented by properly submitted proxies that are not duly revoked will be voted at the Annual Meeting.

How do I vote?

You may attend the virtual meeting via the live webcast and vote during the meeting when the polls are open. Alternatively, prior to the date of the Annual Meeting, you may vote by using any of the following methods:

•

By Internet—You may vote online by going to www.proxyvote.com to complete an electronic proxy card. When voting online, please have the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form available, and follow the simple instructions contained on the website to vote. You must submit your vote before 11:59 p.m., Eastern Time, on May 8, 2024, the day before the Annual Meeting, for your vote to count.

•

By Telephone—You may use any touch-tone telephone to vote by calling the phone number on your voter card. When voting by telephone, please have the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form available, and follow the simple voice-guided instructions. You must submit your vote before 11:59 p.m., Eastern Time, on May 8, 2024, the day before the Annual Meeting, for your vote to count.

•

By Mail—If you receive or request a proxy card, you may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. Please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card no later than 11:59 p.m., Eastern Time, on May 8, 2024, the day before the Annual Meeting, for your vote to count.

To determine how you may revoke or change your vote submitted by the Internet, telephone and mail methods described above, please refer to the section entitled “Can I change my vote after I submit my proxy or voting instructions?”

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If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions provided by the record holder (i.e., your broker, bank or other holder of record) regarding how to vote.

Who will vote my shares if I specify how my shares are to be voted?

Marianne Boyd Johnson and William R. Boyd are both directors and officers of the Company and were named by our Board as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy card. For a discussion regarding how the proxy holders will vote proxies if no direction is given, please refer to the question entitled “What if I do not specify how my shares are to be voted?”

What if I do not specify how my shares are to be voted?

If you indicate that you wish to vote as recommended by our Board or if you execute and return your proxy card but you do not provide instruction with respect to any or all proposals to be acted upon at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board. Your proxy will be voted “FOR” the election of each of the director nominees named in this proxy statement; “FOR” Proposal 2; “FOR” Proposal 3; “AGAINST” Proposal 4; and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

If you are a beneficial owner of our common stock and you do not provide instructions to your bank, broker or other holder of record on how to vote your shares, your bank, broker or other holder of record may vote your shares in its discretion only on Proposal 2. Your bank, broker or other holder of record may not vote your shares with respect to Proposals 1, 3 or 4 without instructions. For a discussion regarding the difference between stockholders of record and beneficial owners, please refer to the section entitled “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxy holders on the proxy card in accordance with their discretion on such matters.

Why did I receive an Internet Availability Notice instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders who have previously requested a paper copy of the proxy materials by mail will receive a paper copy of the proxy materials rather than the Internet Availability Notice. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.boydgaming.com/proxymaterials; by mail at Boyd Gaming Corporation, 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, Attn: David Strow, Vice President of Corporate Communications; via toll-free telephone: 800-695-2455, Attn: David Strow, Vice President of Corporate Communications; or via e-mail: davidstrow@boydgaming.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these

41

documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Can I vote my shares by filling out and returning the Internet Availability Notice?

No. The Internet Availability Notice does, however, provide instructions on how to vote your shares.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided in the proxy materials to log in to http://www.virtualshareholdermeeting.com/BYD2024. You will be asked to provide the 16-digit control number from your proxy card, Internet Availability Notice or voting instruction form.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In such case, an Internet Availability Notice or, if you had previously requested the delivery of paper copies, the Notice of Annual Meeting, this proxy statement and our 2023 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, an Internet Availability Notice or paper copies of the Notice of Annual Meeting, this proxy statement and our 2023 Annual Report to Stockholders should have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Can I change my vote after I submit my proxy or voting instructions?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

properly submitting a subsequent proxy in one of the manners authorized and described in this proxy statement (such as via the Internet, by telephone or by mail pursuant to the voting procedures described above under “How do I vote?”); or

•	giving written notice of revocation to our Corporate Secretary prior to or at the Annual Meeting; or

•	attending and voting at the virtual Annual Meeting.

Your attendance at the virtual Annual Meeting will not have the effect of revoking your properly submitted proxy unless you follow one of the procedures referenced above. Any written notice revoking a proxy should be sent to the Company at 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, Attention: Corporate Secretary and must be received before voting is closed at the Annual Meeting.

If you are a beneficial owner of our common stock, please follow the instructions provided by the record holder (e.g., your bank or broker) regarding how to change or revoke your voting instructions.

42

What are “broker non-votes”?

“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Under the rules of the New York Stock Exchange (“NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. For those matters which the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers do not have discretion to vote. Consistent with applicable NYSE rules, with respect to the proposals set forth in this proxy statement, only Proposal 2 is considered a “routine” matter. Proposals 1, 3 and 4 are each considered a “non-routine” matter, and therefore broker non-votes may exist in connection with Proposals 1, 3 and 4. Neither our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, nor Nevada corporate statutes specifically address the treatment of broker non-votes and abstentions.

What is a quorum, and how is it determined?

A quorum must be present for business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting. The presence at the virtual meeting, whether personally or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum. Shares represented at the meeting, whether personally or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

How many votes are required to approve the proposals?

Assuming a quorum is present, the required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the eight director nominees receiving the greatest number of “FOR” votes will be elected to the board of directors. You may vote “FOR” or “WITHHELD” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Withheld votes and broker non-votes are not counted for purposes of the election of directors.

If the election of directors under Proposal 1 is uncontested, our Corporate Governance Guidelines provide that a director must tender his or her resignation to the Board if the number of votes withheld for his or her election exceeds the number of affirmative votes cast in favor of his or her election. The Board must then consider whether to accept such director’s resignation but is not required to accept the resignation as set forth in the Corporate Governance Guidelines.

•

Proposal 2—the number of affirmative votes cast in favor of Proposal 2 must exceed the number of votes cast against it for approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions are not counted for purposes of Proposal 2 and no broker non-votes are expected on this proposal.

•

Proposal 3—the number of affirmative votes cast in favor of Proposal 3 must exceed the number of votes cast against it for the approval, on an advisory basis, of the executive compensation of our Named Executive Officers. Broker non-votes and abstentions are not counted for purposes of Proposal 3.

•

Proposal 4—the number of affirmative votes cast in favor of Proposal 4 must exceed the number of votes cast against it for the approval, on an advisory basis, of the commissioning of a report on the effects of a company-wide non-smoking policy. Broker non-votes and abstentions are not counted for purposes of Proposal 4.

Who will count the votes?

Votes cast by proxy or in person will be tabulated by the Inspector of Elections for the Annual Meeting, Broadridge Financial Solutions, Inc. The Inspector of Elections will also determine whether a quorum is present.

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Where can I find voting results of the meeting?

We will disclose final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who pays for the cost of this proxy solicitation?

This proxy solicitation will be conducted by mail, and we will bear all associated costs. These costs will include the expense of preparing and mailing the Internet Availability Notice and the proxy solicitation materials referenced therein for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, via the Internet or e-mail, or by facsimile or mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

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STOCKHOLDER

PROPOSALS;

OTHER MATTERS

Stockholder Proposals

Our stockholders may submit proposals for inclusion in our proxy statement on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our 2025 Annual Meeting of Stockholders and included in our proxy statement and form of proxy for that meeting must be received no later than November 23, 2024 at the following address:

Boyd Gaming Corporation

6465 South Rainbow Boulevard, Las Vegas, Nevada 89118

Attn: Corporate Secretary

Consistent with the Company’s bylaws, notice of any proposal that a stockholder intends to present at the 2025 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting, must be given to our Corporate Secretary in writing not less than 45 days and not more than 75 days prior to the anniversary of the date on which we first mailed our proxy materials for this year’s Annual Meeting of Stockholders, after which the notice is untimely. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting the information required by the Company’s bylaws, including (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. If the date of the 2025 Annual Meeting of Stockholders is moved by more than 30 days from the anniversary of this year’s annual meeting, these deadlines will be adjusted consistent with Rule 14a-8 of the Exchange Act and our bylaws.

If a stockholder chooses to nominate a candidate for election to the board of directors, under our Amended and Restated Bylaws, compliant notice of director nominations must be received by the Company, Attention: Corporate Secretary, at our principal offices, no later than 60 days prior to the date of the 2025 Annual Meeting of Stockholders, and such notice must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Other Matters

Our Board currently knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof as the proxy holders deem advisable.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 9, 2024.

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, are available at http://www.boydgaming.com/proxymaterials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC has been provided to our stockholders together with this proxy statement and will be provided to a stockholder, with exhibits, without charge upon written request to Boyd Gaming Corporation, 6465 South Rainbow Boulevard, Las Vegas, Nevada 89118, 702-792-7200, Attn: David Strow, Vice President Corporate Communications.

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BOYDGAMING

BOYD GAMING CORPORATION 6465 SOUTH RAINBOW BOULEVARD LAS VEGAS, NEVADA ATTN: DAVID STROW, VICE PRESIDENT CORPORATE COMMUNICATIONS	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BYD2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00933-P86062	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOYD GAMING CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐

1.	To elect eight members to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

	Nominees:
	01)	Marianne Boyd Johnson	05)	Christine J. Spadafor
	02)	John R. Bailey	06)	A. Randall Thoman
	03)	William R. Boyd	07)	Peter M. Thomas
	04)	Keith E. Smith	08)	Paul W. Whetsell

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the stockholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy:		For	Against	Abstain

4.	Advisory vote on the stockholder proposal regarding the commissioning of a report on the effects of a company-wide non-smoking policy.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at

www.proxyvote.com.

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V00934-P86062

BOYD GAMING CORPORATION

Annual Meeting of Stockholders

May 9, 2024 at 1:00 PM (Pacific Daylight Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marianne Boyd Johnson and William R. Boyd (collectively, the “Proxies”), or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BOYD GAMING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 PM PDT on May 9, 2024, virtually at www.virtualshareholdermeeting.com/BYD2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side